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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 23, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         HUBCO,  Inc.  ("HUBCO")  announced on October 23, 1997 the signing of a
definitive   agreement  (the  "Merger  Agreement")  among  HUBCO,   Poughkeepsie
Financial Corp. ("Poughkeepsie") and Bank of the Hudson ("BTH") under which HUBCO will acquire Poughkeepsie Financial Corp. in a stock for stock exchange which is intended to qualify as a pooling of interests. A copy of the Press Release is attached as an Exhibit to this Form 8-K.

         Under the terms of the agreement each share of Poughkeepsie Common Stock will be exchanged for .30 shares of HUBCO Common Stock, so long as the median closing price for HUBCO Common Stock during a pre-closing period is at or above $33.33. Based upon HUBCO's October 22, 1997 closing price of $35.375 for HUBCO Common Stock, .30 shares of HUBCO Common Stock would have a value of $10.61. This $10.61 value equates to the $136 million, or 184% of Poughkeepsie's book value, and 30 times Poughkeepsie's annualized six months' earnings, and represents a deposit premium of 10.25%. If the median HUBCO price during the pre-closing period is below $33.33 but above $31.25, each share of Poughkeepsie Common Stock would be exchanged for shares of HUBCO Common Stock with a value of $10.00. If HUBCO's median pre-closing price is $31.25 or below, a maximum exchange ratio of .32 would apply. In addition, the agreement provides that Poughkeepsie will be able to increase its quarterly cash dividends to an amount substantially equivalent to HUBCO's cash dividend as adjusted for the exchange ratio. The Merger Agreement contains customary anti-dilution measures; however, no anti-dilution adjustments will be made with respect to HUBCO's 3% stock dividend to be paid on December 1, 1997 to shareholders of record on November 13, 1997.

         In connection with the execution of the merger agreement, Poughkeepsie has issued an option to HUBCO which, under certain defined circumstances, would enable HUBCO to purchase up to 2,000,000 shares of Poughkeepsie Common Stock. The transaction, which is expected to close in the first quarter of 1998, is expected to be treated as a tax-free exchange to holders of Poughkeepsie stock.

         On October 23, 1997, HUBCO, Inc. will hold a conference call with Banking Industry Analysts and others to discuss the acquisition. The following information will be provided to participants during the Investor Presentation.

         HUBCO, Inc. estimates cost savings to be in the range of 35% to 40% of Poughkeepsie's total overhead expenses. In past acquisitions HUBCO has achieved cost savings ranging from 35% to 60% of overhead. Because Poughkeepsie brings HUBCO into a new, but contiguous market, cost saves are projected to be at the low end of the historical range. This estimate is based on past experience, industry averages, specific information obtained during the due diligence process and input from the Poughkeepsie senior management team.

         Based on HUBCO's track record in seventeen prior acquisitions the computer conversion and cost savings are anticipated to be completed and achieved within 90 days of closing.

         Earnings accretion is anticipated based on the cost savings to be achieved and HUBCO expects earnings to be enhanced by a strong effort at developing a small business lending niche along with associated deposit benefits and a slight widening of the net interest margin. While HUBCO anticipates some positive effect from the revenue enhancement aspect of this transaction it is unable to specify such benefits with sufficient assurance to take them into account in the estimates.(1)(2)

         Merger related and restructuring charges will be taken and are estimated to be approximately $7 million on an after tax basis. These charges include employment contract payouts, severance payments, investment banking fees, service contract terminations, disposal of equipment and fixtures no longer necessary for the operation of the institution and with certain reserves utilized to bring the reserve levels in line with HUBCO's policies. These charges are all factored into the net book value accretion arising from this acquisition. (3)

         HUBCO estimates book value accretion, of a net of restructuring charges, of over $1.00 per share. This figure was arrived at by combining the capital accounts of Poughkeepsie and HUBCO and using the anticipated .3 exchange ratio to convert Poughkeepsie's outstanding shares to HUBCO shares. HUBCO's estimate of net book value accretion factors in the tax adjusted merger related and restructuring charges associated with this acquisition.(2)


         (1)  The  statements   concerning  cost  savings  are  forward  looking
statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors including but not limited to the ability to effectively centralize loan, credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

         (2) The estimates of book value accretion and earnings accretion for HUBCO are forward looking statements under the Private Securities Reform Act of 1995. The ability of HUBCO to realize accretive book value is subject to a number of factors, including but not limited to restructuring costs and the impact of other transactions, and as a result, the actual results of HUBCO could differ materially. The ability of HUBCO to realize accretive earnings is subject to a number of factors, including but not limited to those set forth in the text, and the impact of other acquisitions, general conditions, interest rates and costs savings and as a result, the actual results of HUBCO could differ materially. The correctness of the estimate depends upon a number of factors including but not limited to the ability to effectively centralize loan, credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

         (3) The statements concerning one-time charges are forward looking statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors and the amount of the actual charge incurred may vary from the estimate. While HUBCO has developed this anticipated charge after considering what it believes to be all relevant factors and including all currently known amounts, the actual amount of the restructuring charge may vary, depending upon a number of factors, including but not limited to the timing of the closing, HUBCO's ability to retain officers of Poughkeepsie who have employment or severance contracts, as well as those who do not, economic conditions, the resolution of various contractual contingencies with third parties and other factors.



Item 7.   Exhibits
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     99.1      Press Release dated October 23, 1997.

     99.2 Agreement and Plan of Merger dated October 22, 1997 among HUBCO, Inc., Poughkeepsie Financial Corp. and Bank of the Hudson.

     99.3 Stock Option Agreement dated October 22, 1997 among HUBCO, Inc. and Poughkeepsie Savings Bank.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: October 22, 1997            By: D. LYNN VAN BORKULO-NUZZO
                                       -----------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                                INDEX TO EXHIBIT


Exhibit No.              Description
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     99.1      Press Release dated October 23, 1997.

     99.2 Agreement and Plan of Merger dated October 22, 1997 among HUBCO, Inc., Poughkeepsie Financial Corp. and Bank of the Hudson.

     99.3 Stock Option Agreement dated October 22, 1997 among HUBCO, Inc. and Poughkeepsie Savings Bank.